EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
and Section 302 of the Sarbanes-Oxley Act of 2002
I, Chris M. Bauer, President and Chief Executive Officer of Anchor BanCorp Wisconsin Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Anchor BanCorp Wisconsin Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 22, 2016	/s/Chris M. Bauer
Chris M. Bauer President and Chief Executive Officer